                                                                  EXHIBIT (9)(b)






                        CONSENT OF JAMES BERNSTEIN, ESQ.

                                 April 24, 2002


Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the statement of additional information included in Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 for certain flexible premium deferred variable annuity contracts issued through Provident Mutual Variable Annuity Separate Account of Provident Mutual Life Insurance Company (File No. 33-70926).


                                             /s/ James Bernstein
                                             ---------------------------------
                                             James Bernstein
                                             Assistant Secretary